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                                                                   EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Employment Agreement") dated as of February 14, 2003 ("Effective Date"), between UNIVERSAL HOSPITAL SERVICES, INC., a Delaware corporation (the "Company"), and JOSEPH P. SCHIESL (the "Executive").

         The Company wishes to employ the Executive, and the Executive wishes to accept employment with the Company, on the terms and conditions set forth in this Agreement.

         Accordingly, the Company and the Executive agree as follows:

         1. Position; Duties. The Company agrees to employ the Executive, and the Executive agrees to serve and accept employment, for the Term (as defined below) as Senior Vice President, Outsourcing Services of the Company, subject to the direction and control of the Chief Executive Officer and the Board of Directors of the Company (the "Board"), and, in connection therewith, to reside in the Minneapolis, Minnesota area, to oversee and direct the operations of the outsourcing services of the Company and to perform such other duties as the Chief Executive Officer and Board may from time to time reasonably direct. The Executive's place of employment will be in the Minneapolis, Minnesota area. During the Term, the Executive agrees to devote substantially all of his time, energy, experience and talents during regular business hours, and as otherwise reasonably necessary, to such employment, to devote his best efforts to advance the interests of the Company and not to engage in any other business activities of a material nature, as an employee, director, consultant or in any other capacity, whether or not the Executive receives any compensation therefor, without the prior written consent of the Board; provided, however, that Executive shall be permitted to serve as a member of the Board of Directors of the companies listed on Annex 1; provided, further, that the Executive shall be entitled to engage in such other business activities as do not unreasonably conflict with the Executive's duties and responsibilities to the Company pursuant to this Employment Agreement upon notice to and consent by the Company, which consent will not be unreasonably withheld. The Executive will not be given duties inconsistent with his executive position.

         2. Term of Employment Agreement. The term of the Executive's employment hereunder will begin as of the Effective Date and end as of the close of business on the Date of Termination (as defined in Section 4(h)) (the "Term").

         3.       Compensation and Benefits.

         (a) Base Salary. The Executive's base salary will be an annual rate of $230,000, payable in equal bi-weekly installments. The Board will review the Executive's base salary annually and make adjustments as it deems appropriate. Necessary withholding taxes, FICA contributions and the like will be deducted from the Executive's base salary.

         (b) Bonus. In addition to the Executive's base salary, the Executive will be entitled to receive a bonus under the Company's Executive Bonus Plan based on the Company's achievement of the annual EBITDA target established by the Board for each fiscal year (each an "EBITDA Target"), on the same basis as other executives of the Company, as such plan has been described to the Executive and may be amended from time to time by the Board. The EBITDA

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Target for any fiscal year will be subject to adjustment by the Board, in good faith, to reflect any acquisitions, dispositions and material changes to capital spending.

         (c) Options. As of the Effective Date, the Company will grant to the Executive options to purchase a total of 180,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), at an exercise price of $13.64 per share, which options shall be granted under the Company's 1998 Stock Option Plan (the "Plan"). A copy of the Plan has been provided to the Executive. Such options will vest in accordance with, and will have such other terms as provided in, the Stock Option Agreement attached hereto as Exhibit A.

         (d) Other. The Executive will be entitled to such health, life, disability, pension, sick leave and other benefits as are generally made available by the Company to its executive employees. The Executive will also accrue five weeks paid vacation during each year during the Term, in accordance with and subject to the Company's vacation policy.

         (e) Stock Purchase. The Executive shall be entitled to purchase up to 34,000 shares of the Company's common stock at a purchase price of $13.64 per share, subject to the terms of the offering memorandum attached as Exhibit B and the stock subscription agreement attached as Exhibit C.

         4.       Termination.

         (a) Death. This Employment Agreement will automatically terminate upon the Executive's death. In the event of such termination, the Company will pay to the Executive's legal representatives the Executive's base salary in monthly installments and continue to provide the benefits provided hereunder, in each case for twelve months following such termination.

         (b) Disability. If during the Term the Executive becomes physically or mentally disabled whether totally or partially, either permanently or so that the Executive is unable substantially and competently to perform his duties hereunder for a period of 90 consecutive days or for 90 days during any six-month period during the Term (a "Disability"), the Company may terminate the Executive's employment hereunder by written notice to the Executive. In the event of such termination, the Company will pay to the Executive his base salary in monthly installments and continue to provide the benefits provided hereunder, in each case for twelve months following such termination.

         (c) Cause. The Executive's employment hereunder may be terminated at any time by the Company for Cause (as defined herein) by written notice to the Executive. In the event of such termination, all of the Executive's rights to payments (other than payment for services already rendered) and any other benefits otherwise due hereunder will cease immediately. The Company will have "Cause" for termination of the Executive's employment hereunder if any of the following has occurred:

                  (i) the commission by the Executive of a felony for which he is convicted; or

                  (ii) the material breach by the Executive of his agreements or obligations under this Agreement, if such breach is described in a written notice to the Executive

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         referring to this Section 4(c)(ii), and such breach is not capable of being cured or has not been cured within thirty (30) days after receipt of such notice.

         (d) Without Cause. The Executive's employment hereunder may be terminated at any time by the Company without Cause by written notice to the Executive. In the event of such termination, the Company shall (i) continue to pay the Executive the Executive's base salary and provide the Executive continued group health plan benefits at the active employee rate and in accordance with the Executive's group health plan elections on the date of termination through the date that is twelve months following the Date of Termination and (ii) pay to Executive within 10 days following the Date of Termination, a lump sum payment equal to the amount of Executive's bonus that would have been payable to the Executive for the fiscal year in which the Date of Termination occurs had the Company achieved 100% of the then applicable EBITDA Target for such fiscal year.

         (e) Resignation Without Good Reason. The Executive may terminate the Executive's employment hereunder upon sixty days' prior written notice to the Company, without Good Reason (as defined herein). In the event of such termination, all of the Executive's rights to payment (other than payment for services already rendered) and any other benefits otherwise due hereunder will cease upon the date of such termination.

         (f) Resignation For Good Reason. The Executive may terminate the Executive's employment hereunder at any time upon thirty days' written notice to the Company, for Good Reason. In the event of such termination, the Company shall (i) continue to pay the Executive the Executive's base salary and provide the Executive the benefits provided in Section 3(d) hereunder through the date that is twelve months following the Date of Termination and (ii) pay to Executive within 10 days following the Date of Termination, a lump sum payment equal to the amount of Executive's bonus that would have been payable to the Executive for the fiscal year in which the Date of Termination occurs had the Company achieved 100% of the then applicable EBITDA Target for such fiscal year.

         The Executive will have "Good Reason" for termination of the Executive's employment hereunder if, other than for Cause, any of the following has occurred:

                  (i) the Executive's base salary or the bonus (as a percentage of base salary) to which the Executive may be entitled as the result of the Company reaching the then applicable EBITDA Target under the Executive Bonus Plan has been reduced other than in connection with an across-the-board reduction (of approximately the same percentage) in executive compensation to executive employees imposed by the Board in response to negative financial results or other adverse circumstances affecting the Company;

                  (ii) the Board establishes an unachievable and commercially unreasonable EBITDA Target that the Company must achieve in order for the Executive to receive a bonus under Section 3(b) of this Employment Agreement;

                  (iii) the Company has reduced or reassigned a material portion of the Executive's duties hereunder, has required the Executive to relocate outside the greater Minneapolis, Minnesota area or has relocated the corporate headquarters of the Company

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         outside the greater Minneapolis, Minnesota area or has removed or relocated outside the greater Minneapolis area, a material number of employees or senior management of the Company; or

                  (iv) the Company has breached this Employment Agreement in any material respect.

         (g) Change of Control. If the Executive is terminated without Cause or resigns for Good Reason at any time within six months prior to, or twenty-four months following, a Change of Control, or the Executive terminates employment for any reason during the thirty (30) day period following the six month anniversary of the Change of Control, and notwithstanding Sections 4(d) and 4(f), and in lieu of amounts provided under Sections 4(d) and 4(f), the Company shall (i) continue to pay the Executive the Executive's base salary and provide the Executive the benefits provided in Section 3(d) hereunder through the date that is twelve months following the Date of Termination and (ii) pay to Executive within 10 days following the Date of Termination, a lump sum payment equal to the amount of Executive's bonus that would have been payable to the Executive for the fiscal year in which the Date of Termination occurs had the Company achieved 100% of the then applicable EBITDA Target for such fiscal year. Notwithstanding any provision of this Employment Agreement to the contrary, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control of the Company or termination of Executive's employment constitutes a "parachute payment," within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") which would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Company shall pay the Executive in cash an additional amount (the "Gross-Up Payment") such that, after payment by Executive of all taxes, including but not limited to income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the parachute payments. For purposes of this
Section 4(g), "Change of Control" shall mean when any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Company, J.W. Childs Equity Partners, L.P. or any of its affiliates, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same proportions as their ownership of stock of the Company, acquires, in a single transaction or a series of transactions (i) "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than 50% of the combined voting power of the Company (or, prior to a public offering, more than 50% of the Company's outstanding shares of Common Stock), or (ii) substantially all of the assets of the Company. For purposes of this Section 4(g), "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of a Change of Control, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (h) Date and Effect of Termination. The date of termination of the Executive's employment hereunder, pursuant to this Section 4, will be, (i) in the case of Section 4(a), the date of the Executive's death, (ii) in the case of Sections 4(b), (c) or (d), the date specified as the last day of employment in the Company's notice to the Executive of such termination, (iii) in the

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case of Section 4(e), or 4(f), the date specified in the Executive's notice to the Company of such termination (in each case, the "Date of Termination"), or
(iv) in the case of Section 4(g), the date specified in the Executive's notice to the Company for resignation for Good Reason or the Company's notice to the Executive for termination without Cause. Upon any termination of the Executive's employment hereunder pursuant to this Section 4, the Executive will not be entitled to any further payments or benefits of any nature pursuant to this Employment Agreement, or as a result of such termination, except as specifically provided for in this Employment Agreement or the Stockholders' Agreement between the Company and the equity security holders of the Company (the "Stockholders' Agreement"), in any stock option plans adopted by the Company in accordance with
Section 3(b) hereof, or as may be required by law.

         (i) Terminations Not a Breach. The termination of the Executive's employment pursuant to this Section 4 shall not constitute a breach of this Employment Agreement by the party responsible for the termination, and the rights and responsibilities of the parties under this Employment Agreement as a result of such termination shall be as described in this Section 4.

         5. Acknowledgment. The Executive agrees and acknowledges that in the course of rendering services to the Company and its clients and customers, the Executive will have access to and become acquainted with confidential information about the professional, business and financial affairs of the Company and its affiliates. The Executive acknowledges that the Company is engaged and will be engaged in a highly competitive business, and the success of the Company in the marketplace depends upon its good will and reputation for quality and dependability. The Executive recognizes that in order to guard the legitimate interests of the Company and its affiliates, it is necessary for the Company to protect all confidential information. The existence of any claim or cause of action by the Executive against the Company shall not constitute and shall not be asserted as a defense to the enforcement by the Company of Section
6. The Executive further agrees that the Executive's obligations under Section 6 shall be absolute and unconditional.

         6. Confidentiality. The Executive agrees that during and at all times after the Term, the Executive will keep secret all confidential matters and materials of the Company (including its subsidiaries and affiliates), including, without limitation, know-how, trade secrets, real estate plans and practices, individual office results, customer lists, pricing policies, operational methods, any information relating to the Company (including any of its subsidiaries and affiliates) products, processes, customers and services and other business and financial affairs of the Company (collectively, the "Confidential Information"), to which the Executive had or may have access and will not disclose such Confidential Information to any person other than the Company, their respective authorized employees and such other people to whom the Executive has been instructed to make disclosure by the Board, in each case only to the extent required in connection with court process. "Confidential Information" will not include any information which is in the public domain during or after the Term, provided such information is not in the public domain as a consequence of disclosure by the Executive in violation of this Employment Agreement.

         7. Modification. The Executive agrees and acknowledges that the perpetual duration and scope of the covenants described in Section 6 are fair, reasonable and necessary in order to protect the good will and other legitimate interests of the Company and its subsidiaries, that

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adequate consideration has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood. If, however, for any reason any court of competent jurisdiction determines that any restriction contained in Section 6 is not reasonable, that consideration is inadequate or that the Executive has been prevented unlawfully from earning a livelihood, such restriction will be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in Section 6 as will render such restrictions valid and enforceable.

         8. Equitable Relief. The Executive acknowledges that the Company will suffer irreparable harm as a result of a breach of this Employment Agreement by the Executive for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by the Executive of any provision of this Employment Agreement, the Company will, in addition to any other remedies permitted by law, be entitled to obtain remedies in equity, including without limitation specific performance, injunctive relief, a temporary restraining order and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain any such breach without the necessity of proving damages, posting a bond or other security, and to recover any and all costs and expenses, including reasonable counsel fees, incurred in enforcing this Employment Agreement against the Executive, and the Executive hereby consents to the entry of such relief against the Executive and agrees not to contest such entry. Such relief will be in addition to and not in substitution of any other remedies available to the Company. The existence of any claim or cause of action by the Executive against the Company or any of its subsidiaries, whether predicated on this Employment Agreement or otherwise, will not constitute a defense to the enforcement by the Company of this Employment Agreement. The Executive agrees not to defend on the basis that there is an adequate remedy at law.

         9. Life Insurance. The Company may, at its discretion and at any time after the execution of this Employment Agreement, apply for and procure, as owner and for its own benefit, and at its own expense, insurance on the Executive's life, in such amount and in such form or forms as the Company may determine. The Executive will have no right or interest whatsoever in such policy or policies, but the Executive agrees that the Executive will, at the request of the Company, submit himself to such medical examinations, supply such information and execute and deliver such documents as may be required by the insurance company or companies to which the Company or any such subsidiary has applied for such insurance.

         10. Successors; Assigns; Amendment; Notice. This Employment Agreement will be binding upon and will inure to the benefit of the Company and will not be assigned by the Company without the Executive's prior written consent. This Employment Agreement will be binding upon the Executive and will inure to the benefit of the Executive's heirs, executors, administrators and legal representatives, but will not be assignable by the Executive. This Employment Agreement may be amended or altered only by the written agreement of the Company and the Executive. All notices or other communications permitted or required under this Employment Agreement will be in writing and will be deemed to have been duly given if delivered by hand, by facsimile transmission to the Company (if confirmed) or mailed (certified or registered mail, postage prepaid, return receipt requested) to the Executive or the Company at the last known address of the party, or such other address as will be furnished in writing by like notice by the Executive or the Company to the other.

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         11.      Entire Agreement. This Employment Agreement, together with the agreements specifically referred to herein, embodies the entire agreement and understanding between the Executive and the Company with respect to the subject matter hereof and supersedes all such prior agreements and understandings.

         12. Severability. If any term, provision, covenant or restriction of this Employment Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Employment Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

         13. Governing Law. This Employment Agreement will be governed by and construed and enforced in accordance with the laws of the state of Minnesota applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws thereof.

         14. Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         15. Headings. All headings in this Employment Agreement are for purposes of reference only and will not be construed to limit or affect the substance of this Employment Agreement.

                                               UNIVERSAL HOSPITAL SERVICES, INC.

                                               By:    /s/ David E. Dovenberg
                                                      ----------------------
                                               Name:  David E. Dovenberg
                                               Title: Chairman

                                               /s/ Joseph P. Schiesl
                                               ---------------------
                                               Joseph P. Schiesl

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                                                                         ANNEX 1

Authentic Brands Inc.
Thinking Networks Inc.

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                                                                       EXHIBIT A

                        UNIVERSAL HOSPITAL SERVICES, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

         THIS AGREEMENT, made as of this 14th day of February, 2003, by and between UNIVERSAL HOSPITAL SERVICES, INC., a Delaware corporation (the "Company"), and JOSEPH P. SCHIESL ("Optionee").

         WHEREAS, in consideration of Optionee executing and delivering to the Company an Employment Agreement, dated of even date herewith, and pursuant to the Universal Hospital Services, Inc. 1998 Stock Option Plan (the "Plan"), the Company wishes to grant this stock option to Optionee.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:

                  (a) "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, another Person.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Cause" shall have the meaning set forth in the Employment Agreement.

                  (d) "Change of Control" shall have the meaning set forth in the Employment Agreement.

                  (e) "Common Stock" shall mean shares of Common Stock, par value $.01 per share, of the Company.

                  (f) "Company" shall mean Universal Hospital Services, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

                  (g) "Disability" shall have the meaning set forth in the Employment Agreement.

                  (h) "EBITDA Target" shall mean, for any fiscal year, the EBITDA target for the Company as approved by the Board for purposes of the vesting of incentive stock options held by the Company's management employees under the Plan, as such EBITDA targets may be adjusted by the Board from time to time, in good faith, to reflect any acquisitions, dispositions and material changes to capital spending.

                  (i) "Employment Agreement" shall mean that Employment Agreement dated February 14, 2003 between Optionee and the Company.

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                  (j)      "Good Reason" shall have the meaning set forth in the
         Employment Agreement.

                  (k) "Person" has the meaning ascribed to it in Section 13(d)(3) or Rule 14(d)(2) of the Securities Exchange Act of 1934.

                  (l) "Plan" shall mean the Universal Hospital Services, Inc. 1998 Stock Option Plan, as amended from time to time.

                  (m) "Stockholders' Agreement" shall mean the Universal Hospital Services, Inc. Stockholders' Agreement dated as of February 28, 1998, by and among the Company and each of its stockholders, as amended.

                  (n) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2. Grant of Option. The Company hereby grants to Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 180,000 shares (the "Option Shares") of the Common Stock of the Company at the price of $13.64 per Option Share (the "Exercise Price") on the terms and conditions set forth herein. It is understood and agreed that the Exercise Price is equal to 100% of the fair market value of each such Option Share on the date of this Agreement. Except as otherwise provided in Section 8 hereof, the Option is intended to be entitled to treatment as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. Vesting of Option. The Option shall vest in accordance with subparagraphs (a) through (d) of this Section 3, based on the Company's achievement of the annual EBITDA Targets established by the Board of Directors):

                  (a) Options to acquire between 0% and 25% of the total number of shares of Option Shares shall vest on April 1 of each year, beginning with April 1, 2004, provided that the Company meets or exceeds 90% of the EBITDA Target for the fiscal year preceding such April 1, on a linear basis with the percentage of achievement of such EBITDA Target (such that, if, for example, the Company achieves 95% of the EBITDA Target, 12.5% of the total number of Option Shares would vest).

                  (b) Options to acquire 25% of the total number of Option Shares shall vest on April 1 of each year, beginning with April 1, 2004, provided that the Company meets or exceeds the EBITDA Target for the fiscal year preceding such April 1. No more than 25% of the total number of Option Shares shall vest in any fiscal year, except as noted in paragraph (c) or (d) below, or Section 5 below.

                  (c) Irrespective of the foregoing, if following the end of the fiscal year ended December 31, 2007 the Company: (i) on a cumulative basis meets the cumulative EBITDA Target for the four year period preceding such fiscal year end; and (ii) meets or

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         exceeds the annual EBITDA Target for such fiscal year, additional
         Options shall then vest such that the total number of Option Shares for which the Option shall be vested shall equal to 100%.

                  (d) Notwithstanding the foregoing, this Option shall vest with respect to 100% of the total number of Option Shares, eight years following the date of grant, provided that the Initial Optionee has been continuously employed by the Company or any Subsidiary through such date.

         4.       Manner of Exercise.

                  (a) The Option can be exercised only by Optionee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

                  (b) Optionee may pay the option price in cash, by check (bank check, certified check or personal check), by money order or with the approval of the Company (i) by delivering to the Company for cancellation shares of Common Stock of the Company with a fair market value as of the date of exercise equal to the option price of the portion thereof being paid by tendering such shares, or (ii) by delivering to the Company a combination of cash and shares of Common Stock of the Company with an aggregate fair market value and a principal amount equal to the option price. For these purposes, the fair market value of the Company's shares of Common Stock as of any date shall be determined pursuant to the Plan.

                  (c) Until such time as the occurrence of a Public Offering, as such term is defined in the Stockholders' Agreement, upon exercise of the Option, the Company shall not issue any Option Shares until Optionee signs and assents to the Stockholders' Agreement, unless at such time Optionee is already a party to the Stockholders' Agreement.

         5. Change of Control. In the event of a Change of Control, the vesting schedule contained in Section 3 shall accelerate and the Optionee shall have the right to acquire the total number of the Option Shares upon exercise of the Option immediately prior to such Change of Control.

         6. Expiration. The Option shall expire, unless earlier exercised or terminated, ten years from the date of grant.

         7.       Effect of Termination of Relationship with the Company.

                  (a) In the case of termination of Optionee's employment for Cause or resignation without Good Reason, the Option shall terminate on the 30th day following the date of termination of employment.

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                  (b)      In the case of termination of Optionee's employment
         without Cause or the Optionee's resignation for Good Reason, the portion of the Option that has vested at the time of termination or resignation shall terminate three months after the date of employment termination or resignation, and the portion of the Option that has not vested shall terminate immediately.

                  (c) If the Optionee's employment is terminated due to death or Disability, the portion of the Option that has vested at the time of termination or resignation shall terminate six months after the date of employment termination or death and may be exercised during such period by the Optionee or his or her legal representative or estate, as the case may be, and the portion of the Option that has not vested shall terminate immediately.

         8. Limitation on Treatment as Incentive Stock Option. Optionee understands that to the extent that the aggregate fair market value (determined at the time the option was granted) of the shares of Common Stock of the Company with respect to which all options that are incentive stock options within the meaning of Section 422 of the Code are exercisable for the first time by Optionee during any calendar year exceed $100,000, in accordance with Section 422(d) of the Code, such options shall be treated as options that do not qualify as incentive stock options.

         9.       Miscellaneous.

                  (a) The Option is issued pursuant to the Plan and is subject to its terms. The Company hereby agrees that the Plan shall be available for inspection during business hours at the principal office of the Company.

                  (b) Prior to execution of this Agreement and in consideration of the covenants made herein by the Company, Optionee shall have executed and delivered to the Company the Employment Agreement.

                  (c) This Agreement shall not confer upon Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Optionee shall have none of the rights of a shareholder with respect to shares subject to the Option until such shares shall have been issued to Optionee upon exercise of the Option.

                  (d) The exercise of all or any parts of the Option shall only be effective at such time that the sale of shares of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

                  (e) The Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in Section 7(c) hereto, and during Optionee's lifetime the Option is exercisable only by Optionee.

                  (f) If there shall be any change in the shares of Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding Option shall be made by the Company, in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate, changes in the number of Option Shares and the Exercise Price.

                  (g) If Optionee shall dispose of any of the Option Shares acquired by Optionee pursuant to the exercise of the Option within two years from the date the Option was granted or within one year after the transfer of any such shares to Optionee upon exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Option Shares within the time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

         IN WITNESS WHEREOF, the parties hereto have caused this Incentive Stock Option Agreement to be executed on the day and year first above written.

                                               UNIVERSAL HOSPITAL SERVICES, INC.

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                               _________________________________
                                               Joseph P. Schiesl, Optionee

                                                                       EXHIBIT B

Joseph P. Schiesl
Name of Offeree

                        CONFIDENTIAL OFFERING MEMORANDUM
                  TO CERTAIN INDIVIDUAL MANAGEMENT EMPLOYEES OF
                        UNIVERSAL HOSPITAL SERVICES, INC.
                          DATED AS OF FEBRUARY 14, 2003

                       UP TO 34,000 SHARES OF COMMON STOCK

                        OFFERING PRICE: $13.64 PER SHARE

         Universal Hospital Services, Inc. is offering for sale to you shares of our common stock, par value $0.01 per share, at an offering price of $13.64 per share in accordance with the terms described in this memorandum. This memorandum is intended to summarize certain important factors that you should consider prior to investing in the company. You should read this memorandum and the exhibits attached to it carefully.

         You should be aware of the following important factors related to this offering:

         - THIS MEMORANDUM IS CONFIDENTIAL AND IS SOLELY FOR YOUR USE IN CONNECTION WITH MAKING A DECISION TO INVEST IN THE SHARES. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE WOULD BE PROHIBITED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

         - THE SHARES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND VARIOUS STATE SECURITIES LAWS. THE SHARES HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         - THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS DESCRIBED ON THE NEXT PAGE UNDER "ECONOMIC RISK," WHICH MEANS YOU MAY NOT BE ABLE TO TRANSFER OR SELL THE SHARES WHEN YOU WANT TO.

         - WHEN YOU PURCHASE THE SHARES, YOU MUST SIGN THE COMPANY'S STOCKHOLDERS' AGREEMENT, WHICH CONTAINS IMPORTANT PROVISIONS AND RESTRICTIONS RELATED TO YOUR SHARES AS DESCRIBED ON THE NEXT PAGE UNDER "STOCKHOLDERS' AGREEMENT."

                             SUMMARY OF THE OFFERING

         INTRODUCTION. We have authorized up to 34,000 shares of our common stock for you to purchase at a price of $13.64 per share. We are not required to sell all of the shares authorized nor are you obligated to purchase any of the shares. You may purchase all or a portion of the shares. If you decide to invest in the shares, you must sign the Stock Subscription Agreement included with this memorandum and indicate the number of shares you will be purchasing and return it to the company on or prior to March 14, 2003. See "Instructions for Investing" below.

         In making an investment decision you must rely on your own examination of the company and the terms of the offering, including the merits and risks involved.

         We are distributing this offering memorandum with our most recent reports filed with the Securities and Exchange Commission on Form 10-K and Form 10-Q. You should read the exhibits carefully.

         If you desire additional information or want to make any inquiry of management, you may contact Gary D. Blackford, Chief Executive Officer, 3800 West 80th Street, Suite 1250, Bloomington, Minnesota 55431 or by telephone at
(612) 893-3261. You will be asked to acknowledge in the Stock Subscription Agreement that you were given the opportunity to obtain additional information and that you did so to your satisfaction or elected to waive the opportunity.

         ECONOMIC RISK. You must bear the economic risk of investing in the shares for an indefinite period. If the value of the company decreases, you could lose all or a substantial portion of your investment. The shares may not be sold, transferred or otherwise disposed of by you without registration under the Securities Act and applicable state securities laws unless, in the opinion or our counsel, such a registration is not required.

         STOCKHOLDERS' AGREEMENT. If you decide to purchase shares, you will be required to sign the company's Stockholders' Agreement, a copy of which is included with this memorandum. The Stockholders' Agreement contains important provisions and you should read it carefully. You should note that under some circumstances the Stockholders' Agreement authorizes the company to repurchase the shares from you and you will be required to sell the shares at that time at the price you paid for the shares, even if the price of your shares has increased. The Stockholders' Agreement also limits your ability to transfer or sell your shares to third parties and in some circumstances, such as a business combination or similar transaction, requires you to sell your shares to an outside buyer.

         EMPLOYMENT. We are offering you the opportunity to invest in the company as an appreciation of your commitment to the company. This offering is in no way a condition to your employment and you are not obligated to make an investment. Your choice whether to invest or not will not affect your employment with the company.

         INSTRUCTIONS FOR INVESTING. If you would like to make an investment with the company, please return to Gary D. Blackford, Chief Executive Officer, the following:

         - A SIGNED SUBSCRIPTION AGREEMENT INCLUDED WITH THIS MEMORANDUM SIGNED BY YOU AND, IF APPLICABLE, BY YOUR SPOUSE, INDICATING ON APPENDIX I THERETO HOW MANY SHARES YOU WILL BE PURCHASING;

         - A CHECK, MADE OUT TO UNIVERSAL HOSPITAL SERVICES, INC., FOR THE SHARES (THE AMOUNT OF YOUR CHECK WILL BE THE NUMBER OF SHARES YOU ARE PURCHASING MULTIPLIED BY $13.64); AND

         -        A SIGNED COPY OF THE STOCKHOLDERS' AGREEMENT.

When we have received these materials from you, we will execute a stock certificate in your name and will place the certificate in the company's stock ledger. Please complete these materials by March 14, 2003. THIS OFFERING WILL TERMINATE ON MARCH 14, 2003.

                                                                       EXHIBIT C

                      FORM OF STOCK SUBSCRIPTION AGREEMENT

         STOCK SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of _______________________, 2003, by and between UNIVERSAL HOSPITAL SERVICES, INC., a Delaware corporation (the "Company"), and JOSEPH P. SCHIESL (the "Purchaser").

         WHEREAS, the Company desires to offer for sale shares of its common stock, par value $.01 per share, of the Company (the "Common Stock") to the Purchaser; and

         WHEREAS, the Purchaser desires to subscribe for and acquire from the Company, and the Company desires to sell to the Purchaser, the aggregate number of shares of Common Stock set forth on Appendix I hereto, as hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

         1.       Subscription for and Acquisition of Common Stock.

         (a) Upon the terms and subject to the conditions hereinafter set forth, the Purchaser hereby subscribes for and shall purchase for cash in an amount set forth on Appendix I hereto, and the Company shall sell to the Purchaser the aggregate number of shares of Common Stock set forth on Appendix I hereto (the "Shares") at a purchase price of $13.64 per share of Common Stock for the total consideration in cash set forth on Appendix I hereto (the "Purchase Price").

         (b) In consideration of the sale by the Company and the purchase by the Purchaser of the Shares, (i) the Company shall deliver to the Purchaser certificates representing the Shares and (ii) the Purchaser shall deliver or cause to be delivered to the Company the Purchase Price in immediately available funds.

         2.       Investment Representations of Purchaser.

         (a) The Purchaser hereby represents and warrants that (i) the Purchaser is acquiring the Shares for the Purchaser's own account, for investment only and not with a view toward resale or other distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); (ii) the Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares; and (iii) the Purchaser understands that the Shares have not been registered under the Securities Act, in reliance upon exemptions contained in the Securities Act and applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such sale or transfer is so registered or qualifies for exemption from registration under the Securities Act.

         (b) The Purchaser acknowledges that he has been advised by the Company that: (i) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the offer and sale of such Shares is subsequently registered under the Securities Act and all applicable state or foreign securities laws or an exemption from such registration is available; (ii) it is not anticipated that there will be any public market for the Shares in the foreseeable future; (iii) the Shares may be considered "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act; (iv) Rule 144 is not presently available with respect to the offers or sales of any securities of the Company, and the Company has made no covenant and is under no obligation to make such Rule available; (v) when and if the Shares may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition can be made only by certain persons in limited amounts in accordance with the terms and conditions of such Rule; (vi) if the registration will require the availability of an exemption under the Securities Act and if an exemption for such offers or sales is not available, registration of the Shares may be required, but that the Company is under no obligation to register the Shares or to facilitate compliance or to comply with any exemption, except as otherwise provided in the Stockholders' Agreement; (vii) a restrictive legend or legends substantially in the form set forth in the Stockholders' Agreement dated as of February 25, 1998, as amended, by and among the Company and each of the stockholders of the Company (the "Stockholders' Agreement") shall be placed on the certificates representing the Shares; and (viii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Stock.

         (c) The Purchaser further represents and warrants that (i) the Purchaser and the Purchaser's representatives have carefully reviewed the Confidential Offering Memorandum dated February 14, 2003, including the exhibits thereto, and any supplement thereto furnished to the undersigned (collectively, the "Memorandum"); (ii) the Purchaser understands and has taken cognizance of, or has been advised by the Purchaser's representatives as to, all the risk factors related to the purchase of the Shares, including those set forth in the Memorandum and the exhibits thereto, and no representations have been made to the Purchaser or such representatives concerning the Shares, the Company or its business or prospects or other matters, except as set forth in the Memorandum;
(iii) the Purchaser and the Purchaser's representatives have been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Shares and to obtain any documents, records or other additional information which the Purchaser, or the Purchaser's representatives, deem necessary to verify the accuracy of the information contained in the Memorandum; (iv) the Purchaser's knowledge and experience in financial and business matters is such that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares, or the Purchaser has been advised by a representative possessing such knowledge and experience; (v) the Purchaser is a member of management or key employee of the Company; (vi) in making the Purchaser's decision to purchase the Shares hereby subscribed for, the Purchaser has relied solely upon the independent investigations made by the Purchaser and, to the extent believed by the Purchaser to be appropriate, the Purchaser's representatives, including the Purchaser's own professional legal, tax and other advisors; (vii) the Purchaser's financial condition is such that the Purchaser can afford to bear the economic risk of holding the unregistered Shares for an indefinite period of time and has adequate means for providing for the Purchaser's current needs and personal contingencies; (viii) the Purchaser can afford to suffer a complete loss of the Purchaser's investment in the Shares; (ix) the Shares are a speculative investment which involves a high degree of risk of loss of the Purchaser's investment therein and there are substantial restrictions on the transferability of, and there will be no public market for, the Shares and, accordingly, it may not be possible to liquidate the Purchaser's investment without a substantial loss in the case of an emergency, if at all; and (x) the Purchaser resides at the address set forth on the signature page hereto and does not have any present intention of establishing a residence in any other state or jurisdiction.

         (d) The Purchaser further represents and warrants that (i) the Purchaser has full right, power and authority to enter into and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by the Purchaser and is valid, binding and enforceable against the Purchaser in accordance with its terms; and (ii) either (A) the Purchaser is not legally married or (B) this Agreement has been duly executed by the Purchaser's spouse on the signature page hereof.

         3. Conditions to the Company's Obligations. The Company's obligation to issue the Shares hereunder is subject to the satisfaction at or prior to the Purchase of the following further conditions:

                  (a) The representations and warranties of the Purchaser contained in Section 2 hereof shall be true and correct as of the date of the Purchase.

                  (b) The Purchaser shall have performed all obligations and complied with all agreements required to be performed or complied with by the Purchaser under this Agreement at or prior to the Purchase.

                  (c) The Purchaser shall have executed and delivered to the Company the Stockholders' Agreement.

         4. Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any of the parties hereto without the prior written consent of the other parties hereto.

         5. Applicable Law. The laws of the State of Minnesota shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles or conflicts of law.

         6. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery of this Agreement.

         7. Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

         8. Amendment. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the parties hereto. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         9. Entire Agreement. This Agreement and the Stockholders' Agreement and any other documents referred to herein contain the entire agreement of the parties in respect of the matters set forth herein and therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        UNIVERSAL HOSPITAL SERVICES, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        PURCHASER:

                                        ________________________________________
                                        Signature of Purchaser

                                        ________________________________________
                                        Name of Purchaser

                                        ________________________________________

                                        ________________________________________
                                        Address of Purchaser

                     ACKNOWLEDGMENT AND AGREEMENT OF SPOUSE

         The undersigned spouse of the above-named Purchaser acknowledges that he/she has read the foregoing Agreement and agrees to be bound thereby.

                                        ________________________________________
                                        Signature of Spouse

                                        ________________________________________
                                        Name of Spouse

                                                                      APPENDIX I

Name of Purchaser                                    Joseph P. Schiesl

Total Number of Shares of Common Stock
to be Purchased                                      $_______________________

Per-Share Purchase Price                             $13.64

Aggregate Cash Purchase Price                        $_______________________